SUBORDINATED CONVERTIBLE PROMISSORY NOTE

                              TERMS AND CONDITIONS

     Newave,  Inc.  (the  "Company")  shall  borrow  from
                           -------
     "Lender"  $               (USD)  (the  "Promissory  Note").
                                             ----------------

LOAN  AMOUNT:     $  8,000.00  (USD)

PROMISSORY  NOTE:

INTEREST  AND  PAYMENT:     Twelve  (12)  month  term promissory note shall bear
simple interest at the rate of twenty percent (20%) per annum, payable at maturity.

AT MATURITY:

The Lender, at their sole discretion, and upon written notice to the Company prior to maturity, shall have the right to receive the return of the principal Loan amount plus 20% simple annual interest.

OR CONVERT THE LENDER'S PRINCIPAL INTO THE COMMON STOCK OF THE COMPANY IN A MANNER THAT WOULD REFLECT THE HIGHEST VALUE FOR CONVERSION AVAILABLE BASED ON THE TERMS OF CONVERSION IN THIS DOCUMENT ON THE DAY THAT THE NOTE MATURES. IF THE LENDER CONVERTS AT THE END OF THE TERM, THE LENDER WILL BE ENTITLED TO FULLY REGISTERED SECURITIES. IF THE LENDER CONVERTS AND IS ISSUED STOCK PRIOR TO MATURITY, THE LENDER WILL BE ENTITLED TO RESTRICTED SECURITIES.

TERMS OF CONVERSION:

The Lender will receive a minimum of 10,000 Shares of Newave, Inc. Common stock for every $1000.00 (USD) loaned to the Company or an amount of stock equal to a thirty percent (30%) discount to the market value of the stock on the day of conversion whichever results in the greatest value for the lender, to be issued within 20 days of maturity of this note along with the appropriate opinion letter, if the Lender decides to forfeit the principal & 20% Interest through the process of conversion. The Lender may convert principal and Interest into common shares of Newave, Inc. or any successor company at the time of maturity simply by notifying the company in writing anytime prior to the maturity date of this note. If the company has not received notice by the maturity date of this note, the authority to choose between payment of Interest and principal or conversion will revert to the Company.

ADDITIONAL BENEFIT:

As an additional benefit, the lender will also be issued by the Company, a right, represented by a warrant. The warrant will be issued with the above described common shares, to increase the Lenders holdings of Newave, Inc. common stock by 1000 shares per $1000 loaned to borrower at a price not to exceed $0.75 and no lower than $0.50. The right to exercise the Warrant will start at the day of conversion and last for up to one-year beyond that date. The company may, in its sole discretion, offer a lower exercise price but not a price higher than $ 0.75.

SUBORDINATION:

The promissory notes will be subordinated in payment and preference to the Company's existing or future commercial lenders.

If the company has not been notified of Lenders intention by maturity date, the option of repayment and interest or conversion will transfer to the company and will follow the same terms available to the Lender prior to that maturity date.

EARLY REPAYMENT OPTION:

If the early repayment option is taken by Lender, the Company will agree to retire the debt early at 125% of the principal loan amount. The time of early retirement will be determined by mutual agreement of the lender and the Company. The early repayment must be agreed upon and executed by both parties. Once repayment is done under this option, all repayment obligations of this note will be considered satisfied and all other options, rights, and warrants of this note will be considered canceled.

COVENANTS & COLLATERAL:

     The covenants contained within this note shall be, but not limited to the following:

     1.) The Company will be required to raise additional capital through the sale of Common Stock. The Company may be required to seek financing through the sale of preferred stock, convertible debentures or other forms of debt and/or equity financing. The availability of additional financing may be dependent on the relative success and progress of the Company and may be offered on more favorable terms than offered herein.

     2.) The Company will be required to liquidate assets available to the company, in the case of default, to fully repay the loan, by presenting a demand letter for repayment and the company will be bound to do so immediately and be so bound by any and all laws applicable as a Utah Corporation and enforceable against the Company's assets, irrespective of the physical location of those assets, and irrespective of the physical description of those assets, so long as those assets have a sell value alone or combined to satisfy the debt.

ADJUSTMENTS IN CONVERSION PRICE AND SHARES AND WARRANT EXERCISE PRICE AND COMMON
SHARES:

The Conversion Price and Common Shares and Warrant exercise price and common shares shall be subject to adjustment from time to time as provided in this Section. [a] If the Issuer is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of shares of Common Stock for which this Note may be exercised shall be increased or reduced, as of the record date for such capitalization, in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the Conversion Price shall be adjusted so that the aggregate amount payable for the purchase of all Conversion Shares and Warrant Shares which may be issued hereunder immediately after the record date for such capitalization shall equal the aggregate amount so payable immediately before such record date. [b] In the case of any consolidation of the Issuer with, or merger of the Issuer into, any other corporation (other than a consolidation or merger in which the Issuer is the continuing corporation and in which no change occurs in its outstanding Common Stock), or in the case of any sale or transfer of all or substantially all of the assets of the Issuer, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Issuer, except where the Issuer is the surviving entity and no change occurs in its outstanding Common Stock), the corporation formed by such consolidation or the corporation resulting from such merger or the corporation which shall have acquired such assets or securities of the Issuer, as the case may be, shall execute and deliver to the Holder simultaneously therewith a new Conversion and or Warrant execution document, satisfactory in form and substance to the Holder, together with such other documents as the Holder may reasonably request, entitling the Holder thereof to receive upon exercise of such Conversion or Warrant Exercise the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, by a Holder of the number of shares of Common Stock purchasable upon exercise of this Conversion and or Warrant Exercise shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this paragraph shall similarly apply to successive securities and property receivable upon such consolidation, consolidations, merger, exchanges, sales or other transfers covered hereby. [c] If the Issuer shall, at a time before the expiration of this Warrant, sell all or substantially all of its assets and distribute the proceeds thereof to the Issuer's shareholders, the Holder shall, upon exercise of this Conversion and Warrant Exercise, have the right to receive, in lieu of the shares of Common Stock of the Issuer that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed, or paid to the Holder upon any such distribution with respect to such shares of Common Stock of the Issuer has the Holder been the holder of records of such shares of Common Stock receivable upon exercise of this Conversion and or Warrant on the date for determining those entitled to receive any such distribution[d] The term "Common Stock" shall mean the Common Stock of the Issuer as the same exists at the Closing Date or as such stock may be constituted from time to time, except that for the purpose of this Section, the term "Common Stock: shall include any stock of any class of the Issuer which has no preference in respect of interest or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Issuer and which is not subject to redemption by the Issuer. [e] The Issuer shall retain a firm of independent public accountants of recognized standing (who may be any such firm regularly employed by the Issuer) to make any computation required under this Section, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section. [f] Notwithstanding any other provision, this Warrant shall be binding upon and inure to the benefit of any successors and assigns of the Issuer.

NOTICE  OF  ADJUSTMENT:

So long as the Warrant shall be outstanding and the Conversion is outstanding, [a] if the Issuer shall propose to pay any interest or make any interest or make any distribution upon the Common Stock, or [b] if the Issuer shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any other similar rights, or [c] if there shall be any proposed capital reorganization of the Issuer in which the Issuer is not the surviving entity, recapitalization of the capital stock of the Issuer, consolidation or merger of the Issuer with or into another corporation, sale, lease, or other transfer of all or substantially all of the property and assets of the Issue, or voluntary or involuntary dissolution, liquidation or winding up of this Issuer, or [d] any significant or special action or event, then in such event, the Issuer shall give to the Holder, reasonable notice prior to the relevant data a notice containing a description of the proposed action or event and stating the date or expected date on which a record of the Issuer's stockholders is to be taken for any of the foregoing purposes, and the date or expected date on which any such dividend, distribution, subscription, reclassification, reorganization, consolidation, combination, merger, conveyance, sale, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of records shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

NOTICE:

Any notice to be given or to be served upon any party in connection with the Warrant and or Conversion Note must be in writing and will be deemed to have been given and received upon confirmed receipt, if sent by facsimile, or two (2) days after it has been submitted for delivery by Federal Express or any equivalent carrier, charges prepaid, and addressed to the following addresses with a confirmation of delivery.

                    NEWAVE, INC. SUBORDINATED PROMISSORY NOTE

                                   SIGNATURES


As Agreed to by:                                 As Accepted by:

Newave, Inc.                                     Mr. Ronald Feldman
                                                 ------------------
/s/ Michael Hill                                 /s/Ronald Feldman
----------------                                 -----------------
Authorized Signature                             Authorized Signature

Date: 1/9/2006                                   Date: 1/9/2006

Address:  30 S. LaPatera Lane, Ste 7          Address: 59 Rambler Road
Goleta, CA  93117                                      Carmel, NY  10512
(Santa Barbara office)

*Signatures on this page signify agreement on the terms & conditions of this subordinated promissory note offered by Newave, Inc.

- upon receipt of this signed document, with funds and the subsequent acceptance there of by the company, the company will issue a confirmation of the loan and forward that confirmation to the address listed above for the Lender.